EXHIBIT 11
                                                                    Page 1 of 2


                    E'TOWN CORPORATION AND SUBSIDIARIES
           STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                         Three Months Ended
                                                              March 31,
                                                        1996           1995

                                                      _________      _________
PRIMARY

_______
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                          $ 3,379,565    $ 3,217,928
  Deduct: Preferred Stock Dividends                     203,250        203,250

                                                    ___________    ___________
  Net Income Available for
   Common Stock                                     $ 3,176,315    $ 3,014,678

                                                    ___________    ___________

                                                    ___________    ___________
 SHARES
  Weighted Average Number of
   Common Shares Outstanding                          7,567,850      6,635,574
  Assuming Exercise of Options
   Reduced by the Number of Shares
   Which Could Have Been Purchased
   With the Proceeds From Exercise
   of Such Options                                        5,627            304

                                                    ___________    ___________
  Weighted Average Number of Common
   Shares Outstanding as Adjusted                     7,573,477      6,635,878

                                                    ___________    ___________

                                                    ___________    ___________
Primary Earnings
 Per Share of Common Stock                          $      0.42    $      0.45

                                                    ___________    ___________

                                                    ___________    ___________
ASSUMING FULL DILUTION

______________________
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                            3,379,565      3,217,928
  Deduct: Preferred Stock Dividends                     203,250        203,250
  Add: After Tax Interest Expense
   Applicable to 6 3/4% Convertible
   Subordinated Debentures                              128,531        130,807

                                                    ___________    ___________
   Adjusted Net Income                              $ 3,304,846    $ 3,145,485

                                                    ___________    ___________

                                                    ___________    ___________
 SHARES
  Weighted Average Number of
   Common Shares Outstanding                          7,567,850      6,635,574
  Assuming Exercise of Options
   Reduced by the Number of Shares
   Which Could Have Been Purchased
   With the Proceeds From Exercise
   of Such Options                                        5,627            304
  Assuming Conversion of 6 3/4%
   Convertible Subordinated
   Debentures (a)                                       293,749        302,279

                                                    ___________    ___________
  Weighted Average Number of Common
   Shares Outstanding as Adjusted                     7,867,226      6,938,157

                                                    ___________    ___________

                                                    ___________    ___________
Fully Diluted Earnings
 Per Share of Common Stock                          $      0.42    $      0.45

                                                    ___________    ___________

                                                    ___________    ___________









(a) Convertible at $40 per share.






                                                                    EXHIBIT 11
                                                                    Page 2 of 2


                      E'TOWN CORPORATION AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                        Twelve Months Ended
                                                              March 31,
                                                        1996           1995

                                                      _________      _________
PRIMARY

_______
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                          $16,270,170    $13,373,738
  Deduct: Preferred Stock Dividends                     813,000        808,030

                                                    ___________    ___________
  Net Income Available for
   Common Stock                                     $15,457,170    $12,565,708

                                                    ___________    ___________

                                                    ___________    ___________
 SHARES
  Weighted Average Number of
   Common Shares Outstanding                          7,323,572      6,443,932
  Assuming Exercise of Options
   Reduced by the Number of Shares
   Which Could Have Been Purchased
   With the Proceeds From Exercise
   of Such Options                                        3,475          1,363

                                                    ___________    ___________
  Weighted Average Number of Common
   Shares Outstanding as Adjusted                     7,327,047      6,445,295

                                                    ___________    ___________

                                                    ___________    ___________
Primary Earnings
 Per Share of Common Stock                          $      2.11    $      1.95

                                                    ___________    ___________

                                                    ___________    ___________
ASSUMING FULL DILUTION

______________________
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                           16,270,170     13,373,738
  Deduct: Preferred Stock Dividends                     813,000        808,030
  Add: After Tax Interest Expense
   Applicable to 6 3/4% Convertible
   Subordinated Debentures                              521,790        538,414

                                                    ___________    ___________
   Adjusted Net Income                              $15,978,960    $13,104,122

                                                    ___________    ___________

                                                    ___________    ___________
 SHARES
  Weighted Average Number of
   Common Shares Outstanding                          7,323,572      6,443,932
  Assuming Exercise of Options








   Reduced by the Number of Shares
   Which Could Have Been Purchased
   With the Proceeds From Exercise
   of Such Options                                        3,475          1,363
  Assuming Conversion of 6 3/4%
   Convertible Subordinated
   Debentures (a)                                       296,503        306,789

                                                    ___________    ___________
  Weighted Average Number of Common
   Shares Outstanding as Adjusted                     7,623,550      6,752,084

                                                    ___________    ___________

                                                    ___________    ___________
Fully Diluted Earnings
 Per Share of Common Stock                          $      2.10    $      1.94

                                                    ___________    ___________

                                                    ___________    ___________

(a) Convertible at $40 per share.